PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE ASSIGNED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE TRANSACTION RELATING THERETO COMPLIES WITH OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS AND THE COMPANY IS PROVIDED AN OPINION OF COUNSEL TO THAT EFFECT WHICH IS SATISFACTORY TO IT.


                           AMERICAN KIOSK CORPORATION

                      11.00% Senior Secured Promissory Note

     For value received, the undersigned, American Kiosk Corporation ("Borrower"
or the "Company"), promises to pay to the order of                (the "Holder")
the principal sum of            ($           ) DOLLARS, with interest at a rate
of 11.00% per annum (computed on the basis of a 365-day year and 12 equal calendar months). Principal and all accrued but unpaid interest shall be paid 30 months from the date of issuance. Accrued interest shall be paid monthly in arrears commencing on the first day of the month following the issuance of this Note. All payments shall be made at the Holder's address set forth below, or such other place as may be designated in writing by Holder and in U.S. funds. Any capitalized terms not defined herein shall have the meanings ascribed them in that certain Loan and Security Agreement, dated as of September 25, 1998.

     Notwithstanding any provision contained herein to the contrary, the total amount which may be due and payable pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected or received, and if any payments include interest in excess of such a maximum amount, the Company shall apply the excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded by the Holder.

     This Note is one of a series of 11.00% Notes issued by the Company to be in the aggregate principal amount of up to $2,000,000.

     Events of Default; No Waiver; Notice.

     a) The following events shall constitute events of default (any of which is referred to as an "Event of Default") under this Note:

          (i) A default in the payment of any amount under this Note, when and as the same shall become due and payable.

          (ii) A default in the performance, or a breach of any of the covenants of the Company contained in this Note or the Loan and Security Agreement and continuance of such


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default or breach for a period of 30 days after receipt of notice from the
Holder as to such breach or after the Company had or should have had knowledge of such breach.

          (iii) A default or event of default which remains uncured following any applicable cure period shall have occurred with respect to any Senior Debt or Junior Debt, as defined in the Loan and Security Agreement.

          (iv) Any representation, warranty or certification made by the Company pursuant to this Note or the Loan and Security Agreement shall prove to have been false or misleading as of the date made or thereafter in any material respect.

          (v) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or such Subsidiary shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (vi) The entry of a decree or order by a court having jurisdiction adjudging the Company or any Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company or any Subsidiary of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action.

          (vii) If Richard J. Michael shall cease serving as President and Chief Executive Officer of the Company or if a majority of the Company's board of directors no longer consists of individuals currently serving on the board.

          (viii) If the Company fails to enter into an insurance trust for the benefit of the Lenders as contemplated in the Company's Private Placement Memorandum, dated November 17, 1998, as supplemented, by March 24, 1999, which date may be extended at the Agent's sole discretion.


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     (b) Upon the occurrence of an Event of Default referred to in Section
(a)(i), (vi), or (vii), this Note shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company. Upon the occurrence of an Event of Default other than one referred to in Sections (a)(i), (vi), or
(vii), the Agent or the Holders of not less than 50% in principal amount of then outstanding Notes (excluding any Notes held by or for the account of the Company or any affiliate of the Company) may declare, by written notice to the Company, all amounts due under the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.

     (c) No failure or delay on the part of the Holder in the exercise of any power or right in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect the Holder's rights with respect to any and all other rights and powers.

     (d) The Company shall give prompt written notice to the Agent (as hereinafter defined) upon the occurrence of any Event of Default and shall provide regular reports to the Agent as to the timely payment of any amounts due hereunder.

     Prohibited Liens.

     The Company will not, without the prior written consent of the Placement Agent, mortgage, pledge, assign, grant a security interest in, cause a lien or encumbrance to attach to any property owned by it except: (a) the lien and security interest to the Holders; (b) liens in the ordinary course of business;
(c) taxes and assessments not yet delinquent; (d) additional indebtedness to be raised by the Placement Agent, (e) Senior Debt outstanding on the date hereof or created hereafter with the express written consent of the Placement Agent, (iv) Capital Lease Obligations, if any, (v) purchase money Indebtedness, and (vi) Junior Indebtedness. Upon the failure of the Company to remove any such prohibited lien within thirty (30) days of the Company's receipt of notice of its existence, all amounts owing hereunder shall, at the Holder's option, become due and payable.

     Miscellaneous.

     (a) The Company waives presentation and demand for payment, notice of dishonor, protest and notice of protest of this Note.

     (b) The Company shall furnish to the agent appointed by the Company to act on behalf of the Holders (the "Agent"), and to any Holder upon request during the continuance of an Event of Default, a list of the names and addresses of, and principal amount of Notes held by, the Holders.


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     (c) The provisions of this Note shall inure to the benefit of and extend to the Holder or any holder hereof or any assigns of the Holder and be binding upon any successors of the Company.

     (d) Any notice given pursuant to this Note shall be in writing and shall be deemed to have been given when delivered by hand or deposited for certified mail delivery in the United States mail with postage prepaid and addressed to the party for whom it is intended at the address for such party set forth above or at such other address as to which the parties may from time to time notify each other in like manner.

     (e) This Note shall be governed by and construed under the laws of the State of Connecticut, without reference to and regardless of the application of any of its principles of conflicts of laws.

     (f) In the event of default and if this Note is placed in the hands of an attorney for the collection hereof, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the 25th day of September, 1998.


                                        AMERICAN KIOSK CORPORATION



                                        By:
                                            ------------------------------------
                                            Richard J. Michael, President

Attest:



--------------------------------
Larry E. Graybill, Secretary

                                        Holder's Name and Address:


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